Report of Independent Accountants

To the Trustees of Liberty Funds Trust III and the
Shareholders of The Colonial Fund

In our opinion, the statement of changes in net assets and the financial highlights present fairly, in all material respects, the changes in net assets and the financial highlights of The Colonial Fund (the "Fund"), a series of Liberty Funds Trust III (formerly Colonial Trust III), for the years in the period ending October 31, 1998, in conformity with generally accepted accounting principles. This financial statement and the financial highlights (hereafter referred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Boston, Massachusetts
December 11, 1998

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the inclusion in this Post-Effective Amendment No. 114 to the registration statement on Form N-1A (the "Registration Statement") of our report dated December 11, 1998, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of The Colonial Fund, which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2000


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 114 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 13, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of Colonial Global Equity Fund, Colonial Global Utilities Fund, Colonial International Horizons Fund, Colonial Select Value Fund and Colonial Strategic Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 2000